UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Yahoo! Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

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Vote by Internet
Go to www.investorvote.com/YHOO
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
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Important Notice Regarding the Availability of Proxy Materials for the
Yahoo! Inc. Shareholder Meeting To Be Held on June 25, 2014
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:
www.investorvote.com/YHOO
Easy Online Access – A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/YHOO.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 15, 2014 to facilitate timely delivery.
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Shareholder Meeting Notice
The Yahoo! Inc. Annual Meeting of Shareholders will be held on June 25, 2014 at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, at 8:00 a.m. local time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2, 3, 4, and 5:
1. Election to the Board of Directors of the nine director nominees listed below to serve until the 2015 annual meeting of shareholders and until their respective successors are elected and qualified or their earlier death, resignation, or removal.
01 – David Filo, 02 – Susan M. James, 03 – Max R. Levchin, 04 – Marissa A. Mayer, 05 – Thomas J. McInerney,
06 – Charles R. Schwab, 07 – H. Lee Scott, Jr., 08 - Jane E. Shaw, Ph.D., 09 - Maynard G. Webb, Jr.
2. Approval, on an advisory basis, of the Company’s executive compensation.
3. Approval of amendment and restatement of the Company’s 1995 Stock Plan, including an increase in the number of shares available for grant under the plan.
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
5. Approval of an amendment to the Company’s Bylaws to provide shareholders with the right to call special meetings.
The Board of Directors recommends that you vote AGAINST Proposals 6, 7, and 8:
6. Shareholder proposal regarding a Board committee on human rights, if properly presented at the annual meeting.
7. Shareholder proposal regarding lobbying disclosure, if properly presented at the annual meeting.
8. Shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and photo identification with you. If you represent an institutional shareholder, see the Company’s proxy statement for additional admission requirements.
Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.
Email copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below.
If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
Internet – Go to www.investorvote.com/YHOO. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.
Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
E-mail – Send e-mail to investorvote@computershare.com with “Proxy Materials YAHOO!” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 15, 2014.
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